UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2017

American Realty Capital Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment is being filed by American Realty Capital Hospitality Trust, Inc. (the “Company”) solely for the purpose of correcting a typographical error that was contained in Item 1.01 under the heading “Framework Agreement — Property Management Transactions” in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2017 (the “Original 8-K”). Capitalized terms used herein have the meaning ascribed to them in the Original 8-K. Except as specifically amended herein, the Original 8-K remains unchanged.

Item 1.01.	Entry into a Material Definitive Agreement

The Original 8-K stated that, as part of the consideration for the Property Management Transactions under the Framework Agreement, the Company and the OP will make a monthly cash payment to the Property Manager in the amount of $33,333.33 on the 15th day of each month for the 12 months following the Initial Closing. The correct amount of this monthly payment, which was reflected in the copy of the Framework Agreement filed as an exhibit to the Original 8-K, is $333,333.33.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: January 17, 2017	By:	/s/ Jonathan P. Mehlman
Jonathan P. Mehlman
Chief Executive Officer and President